                AMENDED CERTIFICATE OF DESIGNATION OF SERIES AND
                   DETERMINATION OF RIGHTS AND PREFERENCES OF
                    SERIES B PARTICIPATING PREFERRED STOCK OF
                         VSUS TECHNOLOGIES INCORPORATED

     VSUS Technologies Incorporated, a Delaware corporation (the "Company"), acting pursuant to the Delaware General Corporation Law does hereby submit the following Amended Certificate of Designation of Series and Determination of
Rights and Preferences of its Series B Participating Preferred Stock.

     WHEREAS, the Certificate of Incorporation of the Company authorizes a class of shares designated as Preferred Stock, consisting of 20,000,000 shares, par value $.001 per share, and authorizes the Board of Directors to fix the designations, preferences, and rights granted to or imposed upon the Preferred
Stock; and

     WHEREAS, by unanimous consent of the Board of Directors of the Company dated October 22, 2004, the Board of Directors authorized the issuance of a series of Preferred Stock designated as "Series B Participating Preferred Stock"
with 1,000 shares constituting such series (the "Series B Certificate of
Designation"); and

     WHEREAS, by unanimous consent of the Board of Directors of the Company dated November 1, 2004, the Board of Directors desires to amend in its entirety the rights, preferences, privileges, and restrictions of, and other matters relating to such series;

     NOW, THEREFORE, BE IT RESOLVED that pursuant to the Certificate of
Incorporation, the Series B Certificate of Designation is hereby amended as follows:

1.   Dividends. So long as any share of Series B Participating Preferred Stock remains outstanding, the holders of shares of the Series B Participating
Preferred Stock shall be entitled to participate, on an "as if converted" basis, in any and all dividends paid with respect to the Common Stock, and the holders of the Series B Participating Preferred Stock shall be entitled to a proportionate share of any and all dividends paid by the Company with respect to the Common Stock at any time as any share of the Series B Participating
Preferred Stock remains outstanding as though the holders of each such share of the Series B Participating Preferred Stock were the holders of the number of shares of Common Stock of the Company into which their shares of the Series B
Participating Preferred Stock are convertible (in accordance with Section 3 hereof)

as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such dividend. So long as any shares of the
Series B Participating Preferred Stock remains outstanding, no dividend shall be paid on any share of the Common Stock unless concurrently therewith a dividend is paid with respect to all outstanding shares of the Series B Participating
Preferred Stock in an amount for each such share of the Series B Participating
Preferred Stock equal to the result obtained by multiplying (i) the per share dividend to be paid with respect to one share of the Common Stock by (ii) the number of shares of Common Stock of the Company into which one share of the
Series B Participating Preferred Stock is convertible (in accordance with
Section 3 hereof) as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such dividend.

     In the event the Company shall declare a distribution (other than any distribution described in Section 2) payable in securities of other Persons, evidences of indebtedness issued by the Company or other Persons, assets
(excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series
B Participating Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series B Participating
Preferred Stock were the holders of the number of shares of Common Stock of the
Company into which their shares of the Series B Participating Preferred Stock are convertible (in accordance with Section 3 hereof) as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

2.   Liquidation Rights. In the event of any Liquidity Event, then, before any distribution or payment shall be made to the holders of any Junior Stock, the holders of shares of Series B Participating Preferred Stock shall be entitled to be paid in full an amount equal to $0.001 per share, together with all accrued dividends to such distribution or payment date whether or not earned or declared
(the "Liquidation Value"). The Series B Participating Preferred Stock and the
Parity Preferred shall rank on a parity as to the receipt of the respective preferential Liquidation Values for each such series upon the occurrence of such
Liquidity Event. If, upon the occurrence of such Liquidity Event, the assets and funds thus distributed among the holders of the Series B Participating Preferred
Stock and the Parity Preferred shall be insufficient to permit the payment to such holders of the full preferential Liquidation Values payable with respect thereto, then the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B
Participating Preferred Stock and Parity Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive. If the
Liquidation Value shall have been paid in full to all holders of shares of
Series B Participating Preferred Stock and the Parity Preferred, the remaining assets of the Company shall be distributed ratably among the holders of Series B
Participating Preferred Stock, on an "as if converted" basis, and Junior Stock, according to their respective rights and preferences and in each case according to their respective numbers of shares.

3.   Conversion Rights. The holders of shares of Series B Participating
Preferred Stock shall have conversion rights as follows (the "Conversion
Rights"):

     (a) Mandatory Conversion. Immediately upon the occurrence of a Liquidity
Event all shares of Series B Participating Preferred Stock then outstanding will, without any action on the part of the holders thereof, be deemed automatically converted into such number of fully paid and non-assessable shares of Common Stock of the Company such that after such issuance of Common Stock, the holders of Series B Participating Preferred Stock shall hold, in the aggregate, a number of shares of Common Stock of the Company equal to the
Applicable Percentage of all the issued and outstanding shares of Common Stock of the Company on a fully diluted basis. The "Applicable Percentage" is equal to the percentage of the total Fair Market Value of the Company represented by the
Fair Market Value of First

Info Networks, Inc., a wholly owned subsidiary of the Company ("First Info").
"Fair Market Value" shall be determined by an independent appraisal. The Common
Stock to be issued to the holders of the Series B Participating Preferred Stock shall be distributed pro rata among all the holders of the Series B
Participating Preferred Stock.

     (b) Optional Conversion. Anytime on or after November 1, 2007 (the
"Optional Conversion Date") any holder of Series B Participating Preferred Stock shall have the right to convert into such number of shares of Common Stock as is determined by the following formula:

                             X = Y ((A/B) X (C/D))

                   A = number of shares of Series B Participating Preferred
                   Stock owned by the holder.

                   B = Total number of shares of Series B Participating
                   Preferred Stock issued and outstanding.

                   C = Fair Market Value of First Info on the Optional
                   Conversion Date.

                   D = Fair Market Value of VSUS on the Optional Conversion
                   Date.

                   Y = Total number of shares of common stock of VSUS issued and outstanding on the Optional Conversion Date.

                   X = Number of shares of common stock into which the holder of
                   Series B Preferred Stock is entitled to convert.

     For purposes hereof, "Fair Market Value" shall be determined by a mutually agreeable independent appraiser engaged for such purpose whose determination shall be binding on the parties hereto.

     (c) Notices of Record Date. In the event that the Company shall propose at any time after the Original Issue Date: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the
Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the
Company shall send to the holders of Series B Participating Preferred Stock :
(A) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights
(and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (iii) and (iv) above; and (B) in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

     (d) Issue Taxes. The Company shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common
Stock on conversion of Series B Participating Preferred Stock pursuant hereto;
provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     (e) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of
Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Participating Preferred Stock, such number of its shares of
Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Participating Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the
Series B Participating Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of the Company.

     (f) Fractional Shares. No fractional share shall be issued upon the conversion of the Series B Participating Preferred Stock. All shares of Common
Stock (including fractions thereof) issuable upon conversion the Series B
Participating Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the
Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of
Directors).

     (g) Notices. Any notice required by the provisions of this Section 3 to be given to the holders of shares of Series B Participating Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or if sent by facsimile or delivered personally by hand or nationally recognized courier and addressed to each holder of record at such holder's address or facsimile number appearing in the records of the Company.

     (h) Meaning of "Common Stock." For the purpose of this Section 3, the term
"Common Stock" shall include any stock of any class or series of the Company which has no preference or priority in the payment of dividends or in the distribution of assets in the event of any Liquidity Event which is not subject to redemption by the Company. However, shares issuable upon conversion of shares of Series B Participating Preferred Stock shall include only shares of the class designated as Common Stock as of the Original Issue Date of shares of Series B
Participating Preferred Stock or shares of the Company of any classes or series resulting from any reclassification or reclassifications thereof and which have no preference or priority in the payment of dividends or in the distribution of assets in the event of any Liquidity Event and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class or series, the shares of each such

class and series then so issuable shall be substantially in the proportion which the total number of shares of such class and series resulting from all such reclassifications bears to the total number of shares of all such classes and series resulting from all such reclassifications.

     (i) Postponement of Adjustments; Calculations. Any adjustment in the conversion price otherwise required by this Section 3 to be made may be postponed if such adjustment (plus any other adjustments postponed pursuant to this paragraph and not theretofore made) would not require an increase or decrease of more than 1% in such price. All calculations hereunder shall be made to the nearest cent or to the nearest l/100th of a share, as the case may be.

     (j) Tax Adjustments. The Board of Directors may make such adjustments in the conversion price, in addition to those required by this Section 3, as shall be determined by the Board of Directors to be advisable in order to avoid taxation so far as practicable of any dividend of stock or stock rights or any event treated as such for Federal income tax purposes to the recipients. The
Board of Directors shall have the power to resolve any ambiguity or correct any error in this Section 3, and its action in so doing shall be final and conclusive.

     (k) Accountants' Certificate. The certificate of any independent firm of public accountants of recognized standing selected by the Board of Directors shall be presumptive evidence of the correctness of any computation made under this Section 3.

4.   Voting Rights. Except as required by law or the Certificate of
Incorporation of the Company, the holders of shares of Series B Participating
Preferred Stock shall not be entitled to vote on any matter submitted to the stockholders of the Company for a vote or approval.

5.   Senior Preferred Stock Permitted. The Company may, at any time or from time to time, authorize and issue shares of Preferred Stock in series that are senior to, or rank on parity with, the Series B Participating Preferred Stock, and nothing contained herein shall limit in any manner whatsoever the authority of the Board of Directors to fix the designation, powers, preferences and relative, participating, optional, voting or other special rights, and qualifications, limitations and restrictions thereof, any one or all of which may rank senior to, or on parity with, the Series B Participating Preferred Stock.

6.   Definitions. As used herein with respect to Series B Participating
Preferred Stock, the following terms shall have the following meanings:

     (a) Junior Stock. The term "Junior Stock" shall mean the Common Stock, and any other series of Preferred Stock of the Company, or any other class or series of the capital stock of the Company, authorized or issued after the date on which this Certificate is filed, that is junior to and over which the Series B
Participating Preferred Stock has preference and priority in the payment of dividends and in the payment of amounts in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the
Company.

     (b) Liquidity Event. The term "Liquidity Event" shall include (i) any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, under applicable law or in the event of its insolvency and (ii)
upon the occurrence of a consolidation, merger or reorganization of the Company with or into, or a sale, lease or disposition of all or substantially all of the Company's assets, or substantially all of the Company's issued and outstanding capital stock, to any other company, or any other entity or person, other than a wholly-owned subsidiary of the Company, excluding a transaction in which stockholders of the Company prior to the transaction will maintain voting control of the resulting entity after the transaction (provided, however, that stock of the surviving entity held by stockholders of the Company acquired by means other than the exchange or conversion of the stock of the
Company shall not be used in determining if the stockholders of the Company own more than fifty percent (50%) of the voting power of the surviving entity (or its parent), but shall be used for determining the total outstanding voting power of the surviving entity).

     (c) Original Issue Date. The term "Original Issue Date" shall mean the date on which a share of Series B Participating Preferred Stock was first issued.

     (d) Parity Preferred. The term "Parity Preferred" shall mean the Series A
Convertible Preferred Stock of the Company and any other series of Preferred
Stock of the Company, or any other class or series of the capital stock of the
Company, authorized or issued after the date on which this Certificate is filed, that is equal to and on parity with the Series B Participating Preferred Stock in the payment of dividends and in the payment of amounts in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

     (e) Person. The term "Person" shall mean any individual, corporation, partnership, joint venture, joint stock association, business trust and other business entity, trust, unincorporated organization, governmental agency or authority or any other form of entity.

7.   Other Rights. The shares of Series B Participating Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by its Chief Executive Officer this 1st day of November, 2004.

                                       By:  /s/ Amiram Ofir
                                           ------------------------------------
                                           Name:  Amiram Ofir
                                           Title: Chief Executive Officer